Up to $3,000,000 of Securities

DIGICORP

PLACEMENT AGREEMENT

April 26, 2006

AULT GLAZER BODNAR SECURITIES LLC
1800 Century Park East, Suite 200
Los Angeles, California 90067

Re: Private Placement Agent Engagement

Ladies and Gentlemen:

This letter agreement (this "**Agreement**") confirms our understanding and agreement with respect to the engagement of Ault Glazer Bodnar Securities LLC ("**Placement Agent**") as its non-exclusive placement agent in connection with a best efforts private placement of up to $3,000,000 of common stock par value $.001 (the "**Securities**") in Digicorp, a Utah corporation (the "**Issuer**"), to certain prospective purchasers (the "**Offering**") on the terms and conditions set forth in the Issuer's Confidential Offering Memorandum, dated April __, 2006 (as the same may be amended or supplemented from time to time (the "**Memorandum**"). Any references to the Memorandum shall be deemed to include all appendices, any documents incorporated by reference therein, and all amendments thereto.

The offer and sale of the Securities to prospective investors ("**Purchasers**") will be made without registration of the Securities under the Securities Act of 1933, as amended (the "**Securities Act**"), and the rules and regulations thereunder, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. All references to "Regulation D" shall mean Rules 501 through 508 promulgated under the Securities Act.

The Securities will be sold by the Issuer pursuant to the terms and conditions set forth in this Agreement, the Memorandum, and the subscription agreement, in a form attached hereto as Appendix A, for the Issuer (the "**Subscription Agreement**"). Such documents are collectively referred to as the "**Operative Documents**." The Operative Documents, together with all other documents, instruments and agreements pertaining to the transactions contemplated in the Operative Documents (the "**Transactions**") are called the "**Transaction Documents**."

Placement Agent previously has delivered to Issuer a summary term sheet (the "**Term Sheet**"), which contained a preliminary indication of the principal terms Placement Agent believed reasonably achievable in the market on the date of such Term Sheet, subject to certain conditions, milestones, representations, covenants, investor demands and other factors. This Agreement supersedes and replaces the Term Sheet in its entirety.

For purposes hereof, the singular shall include the plural and vice versa, and the words "include," "including," "included," and derivations thereof shall mean without limitation by reason of enumeration or otherwise. Capitalized terms used but not defined herein have the respective meanings as specified in the Memorandum.

In consideration of the premises, the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties, intending to be legally bound, agree as follows:

1. Offering and Sale of Securities.

(a) Placement Agent agrees to use reasonable best efforts to arrange for the private placement of up to $3,000,000.00 of Securities on behalf of the Issuer with Purchasers meeting the qualifications set forth in Section 7(a) hereof, in accordance with the terms and conditions set forth in the Memorandum and this Agreement; provided, however, that Placement Agent shall not be under any obligation to sell any particular amount of Securities hereunder.

(b) Securities may be offered and sold by Placement Agent hereunder during the offering period (the "**Offering Period**"), which shall commence on a date mutually acceptable to the Issuer and Placement Agent and will end at 5:00 P.M., Eastern Time, on the earliest of the Closing Date (as defined in Section 2 below), the last Subsequent Closing Date (as defined in Section 2 below), if any, or the Offering termination date (the "**Offering Termination Date**") which shall be September 30, 2006, unless earlier terminated, or extended by mutual agreement of the parties to a later date. The Issuer may terminate the Offering upon the Placement Agent selling $1,000,000 of Securities.

(c) Placement Agent shall provide each person to whom it makes an offer to sell the Securities (an "**Offer**") with the Offering Materials (as described herein below), current as of the date of such Offer, or most recent practicable date. Placement Agent will not provide any information or make any statements or representations to Purchasers, other than such information and statements or representations as are either contained in the Operative Documents or the Transaction Documents. The Issuer will make available to each Purchaser, at a reasonable time prior to the purchase of the Securities, the opportunity to (a) ask questions of, and receive answers from, personnel of the Issuer concerning the terms and conditions of the Offering and of an investment in the Issuer, and (b) obtain any additional information, to the extent that the Issuer possesses it or can acquire it without unreasonable effort or expense, that is necessary to verify the accuracy of the information in the Offering Materials.

(d) Placement Agent will not make Offers to, or otherwise negotiate with respect to the Securities except to such Purchasers with whom they have reasonable grounds to believe and do believe meet the eligibility and suitability requirements (i) specified in Section 7(a) of this Agreement and in the Memorandum relating to the Securities (which, together with the appendices and exhibits thereto, the Subscription Agreement and any amendments or supplements thereto, are herein referred to as the "**Offering Materials**") and (ii) of the various Blue Sky laws, rules and regulations of the jurisdiction in which the Securities are offered.

(e) Each Purchaser who wishes to purchase the Securities must complete a Subscription Agreement with respect to such purchase and any supplementary documentation which may be reasonably required by the Issuer. Placement Agent agrees that it will only submit a Purchaser's Subscription Agreement to the Issuer (or the Issuer's designated agent) if, on the basis of such Subscription Agreement and Investor Questionnaire included therewith and such

other knowledge concerning the Purchaser as it may possess, Placement Agent reasonably believes at the time of submission that: (a) such Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act and otherwise meets the suitability standards adopted by the Issuer with respect to prospective purchasers of the Securities; (b) such Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Issuer; (c) the Purchaser will acquire the Securities for which it is subscribing solely for the Purchaser's own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. If, at any time after it submits a Purchaser's Subscription Agreement to the Issuer (or such designated agent), Placement Agent becomes aware of any fact or circumstance materially affecting the basis for its determinations with respect to the Purchaser pursuant to this paragraph, Placement Agent will promptly notify the Issuer and any such agent of such fact or circumstance.

(f) Placement Agent's obligations to deliver to the Issuer at the closing (i) executed Subscription Agreements of Purchasers solicited or received by Placement Agent (and who have not withdrawn such Subscription in accordance with the terms of the Offering) and (ii) a check or wire payable in U.S. dollars from such Purchasers sufficient to pay the full subscription amount for the Securities that such Purchasers have subscribed to purchase (the "**Subscription**"), are subject to the following conditions: the accuracy of, and compliance with, in all material respects, the representations and warranties and covenants of the Issuer, the performance by the Issuer of its obligations and the conditions hereunder, and the compliance with applicable laws.

(g) Placement Agent, in fulfilling its obligations hereunder, may engage brokers, dealers, or other third parties to solicit Purchasers of the Securities or to refer potential Purchasers of the Securities. Placement Agent may enter into agreements with, and pay fees to, such third parties as Placement Agent deems appropriate in connection with such activities. Any such fees shall be paid by the Placement Agent unless the Issuer agrees otherwise in writing. This Agreement in no way limits or restricts Placement Agent's ability to act as a principal, broker, dealer, counterparty or services provider to the Issuer and to receive compensation from the Issuer in such capacities in any transaction with the Issuer in addition, and unrelated to the transactions contemplated by this Agreement. Moreover, certain affiliates of Placement Agent may, upon approval of Issuer, participate in the Offering.

2. Closing; Delivery and Payment

If the conditions described in Section 9 hereof have been satisfied or waived, the initial closing of the Offering (the "**Closing**") will be at the discretion of the Issuer and will be held at the offices of Sichenzia Ross Friedman Ference LLP or such other place as is agreed upon by Placement Agent and the Issuer. The date on which the initial Closing is held shall be referred to herein as the "**Closing Date**". Subject to the foregoing Closing requirement, the Issuer and Placement Agent may agree in writing to close the sale of some but not all Securities offered at the Closing, to continue the Offering as to the unsold Securities, if any, and if additional Securities are thereafter sold to conduct one or more subsequent closings (each, a "**Subsequent Closing**") on one or more subsequent dates (each, a "**Subsequent Closing Date**"). Each Subsequent Closing and Subsequent Closing Date shall be identified by a sequential number, and will be held at the offices of Sichenzia Ross Friedman Ference LLP (or such other places as mutually agreed upon by Placement Agent and the Issuer) upon not less than three (3) business days' prior notice, subject to the terms and conditions hereof, the Issuer's reaffirmation of all its representations, warranties and covenants herein and the delivery of all legal and other opinions required hereunder. As part of the Closing and each Subsequent Closing, the Issuer shall pay the

Placement Agent Fees and Expenses (as defined in Section 4) as provided in Sections 3 and 4 hereof.

Placement Agent acknowledges that (a) each Purchaser's Subscription for Securities will be controlled by the terms of the Purchaser's Subscription Agreement, (b) the final terms and conditions of any sale of Securities (including price and amounts) shall be subject to the mutual agreement of the Issuer and the Purchaser and ultimately, the Issuer's acceptance of the Purchaser's Subscription Agreement, (c) the Issuer (or the Issuer's designated agent) may accept or reject a Purchaser's Subscription Agreement for any reason whatsoever until the Closing and (d) the choice of when and if to hold one or more Closings and which Purchasers may participate in such Closings is entirely within the discretion of the Issuer.

The time and date for payment for Securities purchased by Purchasers and for the delivery of the certificates representing the Securities sold shall be the Closing Date or the Subsequent Closing Date, if any, as applicable.

Payment for the Securities by Purchasers shall be made via wire directly to: Key Bank, FBO Transfer Online, or any agent the Parties mutually agree to at a later date, who shall act as the Issuers escrow agent in connection with the Offering (the "**Escrow Agent**"). Upon the initial Closing Date, the Escrow Agent shall promptly remit the proceeds received from the sale of the Securities to the Issuer, less any fees due to Placement Agent pursuant to Section 3. Thereafter, the Escrow Agent shall promptly remit all additional payments for the Securities directly to the Issuer as of each Subsequent Closing Date, if any, less fees due to Placement Agent pursuant to Section 3. The Escrow Agent shall remit payment of any fees due to Placement Agent under Section 3 hereof as of each Closing Date, or Subsequent Closing Date, as the case may be.

3. Compensation. In consideration of the services rendered by Placement Agent hereunder, Issuer shall pay to Placement Agent, the following compensation:

(a) Issuer agrees to pay Placement Agent the sum of twenty five thousand dollars ($25,000) as a non-refundable initial fee (the "**Initial Fee**"). The Initial Fee shall be due and payable upon receipt by the Company of a minimum of $750,000.00 from the sale of Securities. In the event that the aggregate dollar amount of the Securities sold in the Offering is less than $750,000.00, then Placement Agent hereby waives the Initial Fee; and

(b) In the event that Purchasers are introduced by Placement Agent

(i) The Issuer agrees to pay Placement Agent a cash fee (the "**Placement Fee**") equal to five percent (5.0%) of the aggregate dollar amount of Securities sold in the Offering to Purchasers introduced by Placement Agent. The Placement Fee shall be due and payable on the Closing Date (or Subsequent Closing Date, as the case may be) of any sales consummated hereunder.

(ii) The Issuer agrees to pay Placement Agent a warrant coverage fee (the "**Warrant Fee**") equal to five percent (5.0%) of the aggregate amount of Securities sold in the Offering to Purchasers introduced by Placement Agent. (For example, if 2,500,000 common shares are sold in the Offering to Purchasers introduced by Placement Agent then the Company shall issue the Placement Agent warrant(s) to purchase

120,000 shares of the Company's common stock). The warrant(s) issued as payment of the Warrant Fee shall expire three years from the issuance date and shall have an exercise price of $1.10 per share. The Warrant Fee shall be due and payable on the Closing Date (or Subsequent Closing Date, as the case may be).

(c) The Issuer agrees to pay Placement Agent a cash fee (the "**Reduced Placement Fee**") equal to three percent (3%) of the aggregate dollar amount of Securities sold in the Offering to Purchasers introduced to Placement Agent by the Issuer. The Reduced Placement Fee shall be due and payable on the Closing Date (or Subsequent Closing Date, as the case may be) of any sales consummated hereunder.

4. Expenses. In addition to any fees that may be payable to Placement Agent and expenses otherwise required to be paid by Issuer hereunder, the Issuer hereby agrees, upon Placement Agent's written request, to reimburse Placement Agent, or otherwise advance payment for, all reasonable travel, legal and other out-of-pocket expenses (e.g. printing, copying, postage, fed-ex, delivery, courier, etc.) incurred in performing the services hereunder (each an "**Expense**" and collectively. the "**Expenses**") up to twenty five thousand dollars ($25,000) (the "**Expense Cap**"). Notwithstanding the foregoing, any single Expense incurred by Placement Agent in excess of $1,500.00 shall be expressly pre-approved in writing by the Issuer; such approval not to be unreasonably withheld. In addition, Placement Agent shall provide the Issuer copies of all receipts and any other reasonable documentation supporting Placement Agent's Expenses as shall be reasonably requested by the Issuer. Issuer hereby agrees to reimburse Placement Agent for all Expenses within thirty (30) days of Placement Agent's written request to Issuer.

Notwithstanding the foregoing, Issuer and Placement Agent each shall be responsible for its own respective legal fees and related expenses, except in instances where the Issuer has specifically requested for Placement Agent to procure such services on Issuer's behalf. Any fees incurred by Placement Agent in connection with such requests will be paid directly by the Issuer. Expenses above the Expense Cap are subject to prior written approval of the Issuer.

5. Confidentiality; Privacy Policies.

(a) Each party to this Agreement shall safeguard and hold confidential from disclosure to unauthorized parties all "Confidential Information" of the other party. For purposes of this Section, the term "**Confidential Information**" shall mean any and all information which is in any way connected with, derived from or related to the business of a party, including without limitation, any business and financial records, any retail or institutional customer information, computer programs, technical data, investment information, lists, compilations, compositions, programs, plans, devices, descriptions, drawings, methods, techniques, processes, designs, theories concepts or ideas, and any information relating to the pricing or marketing policies, suppliers or customers of a party. Confidential Information shall not include information to the extent such information is: (i) already known to the receiving party free of any restriction at the time obtained, including information in the public domain; (ii) subsequently learned from an independent third party free of restriction; (iii) known through no wrongful act of either party; or (iv) independently developed by one party without reference to information that is confidential. Unless otherwise required by applicable law or as requested or required by any regulatory or governmental authority (whether or not such request or requirements has the force of law), each party to this Agreement hereby agrees not to disclose the terms and conditions of this Agreement or any Confidential Information made available to it pursuant to the terms of this Agreement,

provided, however, that this Agreement may be disclosed to any auditors, legal counsel, regulators and rating agencies and any other entities to whom disclosure is required.

(b) Without limiting the generality of the foregoing, each party agrees to comply with the other party's then current privacy policies, as the same may be amended from time to time, with respect to customer information. Upon signing this Agreement, each party shall provide the other party with a copy of the most current privacy policies, if any, and during the term of this Agreement any changes thereto within five (5) business days of such change.

6. Representations and Warranties of the Issuer. The Issuer represents and warrants to the Placement Agent that:

(a) The Memorandum will not, as of the date set forth thereupn each Closing Date or Subsequent Closing Date as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any amendment or supplement thereto, at the respective date thereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Issuer makes no representation or warranty as to the information contained in or omitted from the Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuer by the Placement Agent expressly for inclusion therein.

(b) The Issuer has been duly organized and exists in good standing as a corporation under the laws of the State of Utah and pursuant to the Utah Revised Business Corporation Act. The Issuer has all requisite power and authority under the Utah Revised Business Corporation Act to own, lease and operate its properties and to conduct its business as described in the Memorandum, and is duly qualified as a foreign corporation to transact business and in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer (a "**Material Adverse Effect**").

(c) Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D, an "**Affiliate**") of the Issuer has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities such as would require the registration of the Securities under the Securities Act, or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the Offering of the Securities, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(d) This Agreement and the Offering contemplated hereunder have been duly authorized, approved, executed and delivered where appropriate by the Issuer and, when executed and delivered by the Issuer, will constitute a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(e) The Securities have been duly authorized by the Issuer, and, when delivered to and paid for by the Purchasers in accordance with the provisions of this Agreement and the acceptance of the Subscription Agreement by the Issuer, will have been duly executed and delivered by the Issuer and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(f) No consent, approval, authorization, filing with or order of any court or governmental agency or body, including the Securities and Exchange Commission (the "**SEC**"), and any applicable state securities commission, is required in connection with the transactions contemplated herein, except (i) such as have been previously made, obtained or rendered, and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchasers in the manner contemplated herein and in the Memorandum.

(g) Neither the execution and delivery of this Agreement or the issue and sale of the Securities, nor the fulfillment of the terms hereof or thereof will conflict with, or result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to (i) the certificate of incorporation of the Issuer; (ii) the terms of any indenture, contract, lease, mortgage, deed, trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties, except, with respect to clause (ii) above, for such conflicts, breaches, violations or impositions that would not result in a Material Adverse Effect.

(h) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or its property is pending or, to the best knowledge of the Issuer, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance by the Issuer of this Agreement or the Offering of the Securities, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Memorandum.

(i) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuer of the Securities.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, or in the earnings, accounts payables, business or operations of the Issuer from that set forth in the Memorandum or otherwise disclosed to Placement Agent.

(k) The Issuer has not taken, nor will it take, any action or actions that would cause the Issuer to be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "**Investment Company Act**").

(l) The Issuer owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing that are

material to the conduct of the Issuer, or has obtained licenses or assignments of all other rights of whatever nature that are material to the conduct of the Issuer necessary for the present conduct of its business, without any known conflict with the rights of others which, or, to the Issuer's knowledge, the failure to obtain which, as the case may be, would have a Material Adverse Effect on the Issuer.

(m) To the Issuer's knowledge, no labor problem exists with employees of the Issuer or is imminent that has had or is reasonably likely to have a Material Adverse Effect, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of the Issuer's principal suppliers, contractors or customers that has had or is reasonably likely to have a Material Adverse Effect.

(n) To the best of its knowledge, the Issuer (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("**Environmental Laws**"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Issuer.

(o) The Issuer carries, or is entitled to the benefits of, insurance from insurers of recognized financial standing in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar businesses as the Issuer, and all such insurance is in full force and effect, and the Issuer has not received or given any notice of cancellation, nonrenewal or material increase in the cost of such insurance. Such insurance includes, but is not limited to, insurance covering real and personal property owned or leased by the Issuer against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

(p) Any certificate signed by any officer or director of the Issuer on behalf of the Issuer and delivered to Placement Agent or to counsel for Placement Agent shall be deemed a representation, warranty and covenant by the Issuer to Placement Agent as to the matters covered thereby. (q) The Issuer is not in material violation of nor has received notice of any material violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, except for such violations which are not reasonably likely to result in a Material Adverse Effect.

(r) The Issuer has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Memorandum, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals is not, alone or in the aggregate, reasonably likely to result in a Material Adverse Effect.

(s) The copies of all material contracts and agreements (including without limitation, employees, consultant, shareholder agreements and employee compensation and benefit plans), leases, trademarks and/or patents, intellectual property agreements, instruments and other documents (including, without limitation, governmental licenses, authorizations, permits, consents

and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to Placement Agent, made available or are otherwise publicly available, are complete and genuine and include all material collateral and supplemental agreements thereto. Other than as listed in the Issuer's filings with the Securities and Exchange Commission, there are no agreements, contracts or documents of a character described in Item 601 of Regulation S-B under the Securities Act to which the Issuer is a party or to which its assets are subject or bound.

(t) The financial information set forth in the Memorandum and in the financials presented by the Issuer to the Placement Agent presents fairly, in all material respects, the financial condition of the Issuer at the respective dates indicated therein.

(u) Except with respect to matters regarding the qualification of the Securities under the state securities or Blue Sky laws of the various jurisdictions in which the Securities are being offered by Placement Agent, the Issuer has not relied upon Placement Agent or legal counsel for Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(v) The Issuer acknowledges and agrees that it has made its own independent investigation of the desirability to the Issuer of offering and selling the Securities in the Offering and that it has not relied upon Placement Agent in making such decisions.

(w) (i) Each of the audited financial statements of the Issuer as of and for the last full three years (the "**Annual Financial Statements**") and the interim unaudited financial statements of the Issuer as of and for the latest interim periods and the corresponding interim periods of the immediately preceding year (the "**Interim Financial Statements**," and collectively with the Annual Financial Statements, the "**Financial Statements**") provided to the Placement Agent has been prepared in accordance with GAAP, and the Exchange Act and the SEC's rules and regulations thereunder, including Regulation S-X. Such Financial Statements conform, to the requirements of the Exchange Act and all applicable SEC rules and regulations, and in all cases fairly present in all material respects the and Issuer's financial condition, earnings, cash flows and changes in shareholders' equity as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, only to normal recurring year-end audit adjustments that are not material, and each has been certified as required by applicable Law. The Issuer has a duly constituted audit committee of its Board of Directors (the "**Audit Committee**"), all of whose members are "independent" in accordance with applicable law. Such Audit Committee has operated consistent in all material respects with the requirements of any applicable state and federal laws, and to the extent that the Issuer files reports under the Exchange Act or has a class of securities listed or traded on any securities exchange or Nasdaq market, the Securities Act, the Exchange Act, the SEC's rules and regulations, and the applicable rules of such exchange or Nasdaq. The Issuer's independent accountants have reviewed each Interim Financial Statement in accordance with the applicable requirements of the Exchange Act, and other laws, the Audit Committee's charter, the SEC's rules and regulations and the applicable rules of the OTC Bulletin Board (the "**OTCBB**"), Nasdaq or any securities exchange on which the Issuer has securities listed or traded.

(ii) All the Issuer's financial and other reports filed with the SEC are accurate and complete in all material respects and fairly present in all material respects the reporting entity's financial condition, earnings, cash flows (to the extent a statement of cash flows is included pursuant to the requirements of such forms) and changes in shareholders' equity as of the dates and for the periods shown consistent with the Financial Statements as of and for the corresponding dates and periods.

(x) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) transactions otherwise comply with all applicable federal and state securities and other applicable laws, including the Foreign Corrupt Practices Act and the SEC's rules and regulations thereunder.

(y) As of the date hereof, Issuer has provided Placement Agent the most recent Form 10-K and subsequent Forms 10-Q, if any, filed with the SEC.

(z) The Issuer and other affiliates have not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price, of the Securities.

(aa) Offers and sales of capital stock, if any, by the Issuer, whether common stock, convertible preferred or otherwise, in the six month period prior to the date of this Agreement will not be "integrated," as that term has been defined by the SEC so as to cause the offer and sale of the Securities to not be exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D.

(bb) The Issuer is currently listed and is quoted on the OTCBB and is in good standing and in compliance with the listing requirements thereof.

7. Representations, Warranties and Covenants of the Placement Agent. For the purpose of this Section 7, the term "Placement Agent" includes Placement Agent and its agents. Placement Agent represents and warrants to, and agrees with the Issuer as follows:

(a) Placement Agent will make offers to sell Securities to, or solicit offers to buy Securities from, or otherwise negotiate in respect thereof with, only investors (i) that Placement Agent reasonably believes are "accredited investors", as that term is defined in Regulation D under the Securities Act; and (ii) with respect to whom Placement Agent had a professional relationship prior to the date hereof and, based on information furnished to Placement Agent by such person, the nature of Placement Agent's contacts with such person and other information available to Placement Agent, Placement Agent has a reasonable basis for knowing the net worth, investment objectives, investment experience and sophistication of such person.

(b) Placement Agent will not take any action or actions (i) that would cause the offering of Securities to be subject to registration under the Securities Act, (ii) that would cause the Issuer to be subject to registration as an "investment company" under the Investment Company Act, (iii) in violation of any rules of the National Association of Securities Dealers, Inc. ("**NASD**") or the SEC, or (iv) other than in accordance with the terms set forth in this Agreement and the Memorandum.

(c) Placement Agent agrees that it is not authorized to give any information or make any representation in connection with the offering, issue, purchase and sale of the Securities other than those representations or that information contained in the Memorandum or any other

publicly available written information regarding the Issuer, the source of which has been accurately identified. In offering Securities for sale, Placement Agent will not offer Securities for sale, or solicit any offers to buy any Securities, or otherwise negotiate with any person in respect of Securities, on the basis of any communications or documents relating to Securities or any investment therein or to the Issuer or to any investment therein, other than the Memorandum, information otherwise furnished in writing to Placement Agent by Issuer specifically for such purpose, or any other document, and any cover or transmittal letter, satisfactory in form and substance to the Issuer and counsel for the Issuer. Placement Agent and its personnel will not make any statement regarding the Issuer or the offering of Securities that is false or materially misleading.

(d) Placement Agent is a broker–dealer registered under the Securities Exchange Act of 1934, as amended (the **"Exchange Act"**), and the laws of the State of California, and Placement Agent is a member in good standing of the NASD/SIPC. Placement Agent will comply, as applicable, with the Securities Act, the Exchange Act, the Investment Company Act, the securities or Blue Sky laws of each jurisdiction in which the offer of the Securities may be made and any applicable rule, regulation, judgment, order, decree or stipulation made, issued or promulgated under any of such laws or promulgated by the NASD, to which the offer of the Securities may be subject in connection with its activities pursuant to this Agreement. Placement Agent will also comply with all broker-dealer, agent or registered representative requirements imposed under state securities laws or by the NASD, as applicable, so as to permit such offers and sales.

(e) In each state, Placement Agent will permit only those of its agents, employees or representatives who have effective registrations in such state, as and if required by the securities or Blue Sky laws of such state, to review the suitability of the Securities for, to offer the Securities for sale to, or solicit offers to buy Securities from, or otherwise negotiate with respect to, discuss the terms or merits of an investment in or provide any documents relating to the Securities with, any investors resident in such state.

(f) Placement Agent has not, prior to the date of this Agreement, engaged in any activities with respect to the Securities that would be inconsistent with this Section. Any affiliate of Placement Agent, and any person acting on its or their behalf, has complied and/or will be required to comply with the terms of this Agreement. Placement Agent shall provide from time to time upon request of Issuer certificates of its compliance with the requirements of this Agreement and applicable law in connection with its placement agent activities on behalf of the Issuer.

(g) Placement Agent shall make reasonable efforts to assist the Issuer in obtaining performance by each person or entity whose offer to purchase Securities has been solicited by Placement Agent and accepted by the Issuer.

(h) This Agreement has been duly authorized, executed and delivered by Placement Agent and, when executed and delivered by Placement Agent, will constitute a valid and legally binding obligation of Placement Agent enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

8. Issuer Covenants. The Issuer hereby covenants and agrees with Placement Agent that:

(a) The Issuer will use all commercially reasonable efforts to do and perform all things required to be done and performed by each of them under this Agreement prior to and after the Closing Date and each Subsequent Closing Date, to satisfy all conditions precedent on its part to the delivery of the Securities to consummate the Transactions.

(b) The Issuer will arrange for the registration, qualification or exemption of the Securities for sale under the securities and Blue Sky laws of, and to take such actions to make the Securities eligible for purchase or investment by Purchasers in such jurisdictions as Placement Agent may reasonably designate and will maintain such qualifications and eligibility in effect so long as required for the sale of the Securities and the investment therein by Purchasers in such jurisdictions. The Issuer will also furnish such information as may be required or necessary in order to carry out the foregoing. The Issuer will promptly advise Placement Agent of the receipt by the Issuer of any notification with respect to the suspension of the registration, qualification or exemption of the Securities for sale in, or the eligibility of the Securities for purchase or investment by Purchasers in, any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) The Issuer, as promptly as possible following a reasonable request thereof, will furnish to the Placement Agent or a Purchaser, without charge, such number of copies of (i) any filings made under the Exchange Act or applicable rules and regulations thereunder and such other information, as the Placement Agent or the Purchaser may reasonably request. The Issuer will not use or distribute any offering materials other than materials reviewed and agreed to by the Placement Agent.

(d) Not to amend or supplement the Memorandum prior to the Closing Date unless Placement Agent shall previously have been advised thereof and shall have consented thereto or not have reasonably objected thereto in writing within a reasonable time after being furnished a copy thereof; provided, however, such consent is not unreasonably delayed, conditioned or withheld.

(e) To apply the net proceeds from the sale of the Securities in the manner set forth in the Memorandum.

(f) That neither the Issuer nor any Affiliate of the Issuer will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) with regard to the Securities. Without limiting the generality of the immediately preceding sentence, the Issuer will not and will cause its Affiliates not to make any offer or sale of Securities of the Issuer of any class if, as a result of the doctrine of "integration" under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the offer or sale of the Securities by Placement Agent or to the Purchasers, (ii) the resale of the Securities by a Purchaser or the Placement Agent, or (iii) the resale of the Securities to others by any subsequent purchasers from the Purchaser or others), the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof, or other exemptions thereunder or under state laws.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid or reimbursed all reasonable expenses, fees and taxes incident to the performance of its obligations under this Agreement, including (i) all costs and expenses related to the preparation, issuance, transfer and delivery of the Securities, including any stock or other transfer taxes or duties payable upon the

sale of the Securities, (ii) the determination of their eligibility and qualification for offering and sale under state laws (including any filing fees), (iii) the preparation and delivery of the Memorandum and any other Offering Documents, including without limitations costs and expenses related to printing, copying, postage, and other expenses related to the foregoing, (iv) the fees and expenses of any transfer agent or registrar for the Securities (if applicable), (v) the legal fees of Issuer's counsel, (vi) all other costs necessary or incidental to the performance of the Issuer's other obligations hereunder, and (vii) the fees and/or expenses of Placement Agent set forth in Sections 3 and 4 hereof, respectively, which have been earned or incurred up to the time of termination.

(h) In connection with the offer and sale of the Securities, the Issuer agrees that, prior to any offer or sale of the Securities to or by Placement Agent, Placement Agent and its counsel have the right to make reasonable inquiries into the business of the Issuer. In connection with the offer or sale of the Securities through Placement Agent during the Offering Period, the Issuer also agrees to provide to each prospective Purchaser of Securities who so requests information concerning the Issuer (to the extent that such information is available or can be acquired and made available to prospective Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, and to hold such calls or meetings with Purchasers at a reasonable time prior to the Closing and each Subsequent Closing, if any, whereby such Purchasers have the opportunity to ask questions and receive answers concerning the terms of the Offering and to obtain information about the Issuer or the Offering to the same extent as set forth in the immediately preceding sentence.

(i) The Issuer, promptly following the Closing Date, and each Subsequent Closing, will, as permitted by applicable law, issue a press release, in a form reasonably acceptable to Placement Agent announcing the sale of the Securities through Placement Agent, and if the Issuer files reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, will file such press release with the SEC on a Form 8-K. The Issuer also will make, on a timely basis, one or more Form D filings pursuant to Regulation D with respect to the sale of the Securities, in form and substance reasonably satisfactory to Placement Agent.

(j) For so long as any of the Securities are outstanding, the Issuer will deliver without charge to Placement Agent, promptly upon filing or becoming available, copies of (i) all reports or other publicly available information that the Issuer mails or otherwise makes available to its shareholders and holders of securities of the Issuer, (ii) all reports, financial statements and proxy or information statements if filed by the Issuer and/or the with the SEC, Nasdaq, the OTCBB and/or any securities exchange, (iii) other information concerning the Issuer as reasonably requested by the Purchaser, including without limitation, press releases, analysts' reports and communications with holders of Issuer's securities, and (iv) annual audited financial statements and interim unaudited financial statements and reports meeting the requirements of Section 6(x) hereof. Notwithstanding the foregoing, the Issuer shall not be obligated to deliver any reports or communications to Purchasers which are publicly available over the internet or on the SEC's or Issuer's website.

(k) The Issuer will, so long as any of the Securities are outstanding, file with the SEC all reports specified under Sections 13 or 15(d) of the Exchange Act, to the extent that the Issuer is otherwise required to file such information.

(l) With respect to any offering and sale of Issuer capital stock in a capital raising transaction, whether such capital stock be common stock, convertible preferred stock, debt, or otherwise, occurring within the six month period following the date of this Agreement, the Issuer shall either:

(i) register the capital stock pursuant to requirements of the Securities Act and comply with Rule 152 of the same; or

(ii) ensure all such offers and sales of capital stock will be made (A) exclusively to "accredited investors," as that term is defined in SEC Rule 501 under the Securities Act, or to fewer than 35 nonaccredited investors each of whom the Issuer reasonably believes to be sophisticated, or if not an accredited investor, Placement Agent reasonably believes have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment, or are otherwise qualified investors under federal and state securities laws, (B) in compliance with the information delivery requirements set forth in SEC Rule 502(b) under the Securities Act, (C) without any form of general solicitation or general advertising within the meaning of SEC Rule 502(c) under the Securities Act, (D) in compliance with the resale limitation requirements of SEC Rule 502(d) under the Securities Act, and (E) otherwise in compliance with the private offering exemption provided by Section 4(2) of the Securities Act and the safe harbor provided by SEC Rule 506 thereunder.

(m) Notwithstanding (k) above, the Issuer will take all reasonable steps to ensure that any such offers and sales of capital stock by the Issuer in the six month period following the date of this Agreement will not be "integrated," as that term has been defined by the SEC, with the Offering so as to cause the offer and sale of the Securities to not be exempt from the registration requirements of the Securities Act pursuant to the exceptions provided in SEC Rule 506.

(n) The Issuer will deliver a copy of an executed consent from Issuer's Board of Directors authorizing and approving this Agreement, the Offering and the terms thereunder.

9. Conditions to Placement Agent's Obligations.

The obligations of Placement Agent hereunder are subject to due diligence results satisfactory to Placement Agent, to the accuracy of the representations and warranties on the part of the Issuer contained herein on the date hereof and at the Closing Date, and each Subsequent Closing Date, to the absence from any certificates or opinions furnished to Placement Agent by the Issuer pursuant to this Section 9 of any material misstatement or omission, to the performance by the Issuer, in all material respects, of its obligations and covenants hereunder and to the following conditions:

(a) The Issuer shall furnish to Placement Agent at the Closing Date an opinion of Sichenzia Ross Friedman Ference, LLP, counsel for the Issuer, addressed to Placement Agent, dated as of the Closing Date in a form reasonably acceptable to Placement Agent.

(b) Prior to the Closing Date, and each Subsequent Closing Date, no suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred.

(c) Placement Agent shall have received on the Closing Date (or Subsequent Closing Date if applicable) a certificate, dated the Closing Date (or Subsequent Closing

Date if applicable) and signed by an executive officer of the Issuer, to the effect that:

(i) the representations and warranties of the Issuer contained in this Agreement herein and in each Transaction Document are true and correct in all material respects on and as of the Closing Date and each Subsequent Closing Date, if any, with the same effect as if made on each of the Closing Date and each Subsequent Closing Date, if any, and the Issuer has complied in all material respects with their respective covenants, agreements and obligations hereunder and in the Transaction Documents and satisfied all the conditions herein and in the Transaction Documents, including the payment of Placement Agent Fee, and all other fees and expenses payable hereunder, on either of their part to be performed or satisfied at or prior to the Closing Date and each Subsequent Closing Date, if any; and

(ii) since the date of the most recent Memorandum, and as of the Closing Date (and each Subsequent Closing Date, if any), there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuers, which is material and adverse and makes it impracticable or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities.

(d) On or before the Closing Date, and each Subsequent Closing Date, if any, each of the Transaction Documents shall have been duly authorized, executed and delivered by the Issuer, and fully executed counterparts thereof shall have been delivered to Placement Agent, and the Issuer shall have paid all fees and expenses, including all legal fees and charges, for which it is responsible hereunder.

(e) Prior to the Closing Date, and each subsequent Closing Date, if any, the Issuer shall have furnished to Placement Agent such further information, instruments, certificates and documents, as may be reasonably requested by Placement Agent, in form and substance reasonably satisfactory to Placement Agent.If any of the conditions specified in this Section 9 shall not have been fulfilled, Placement Agent's obligations hereunder may be terminated at, or at any time prior to, the Closing Date, or Subsequent Closing Date, as applicable, by Placement Agent. Notice of such termination shall be given to the Issuer in writing.

10. Indemnity and Contribution.

(a) The Issuer agrees to indemnify and hold harmless Placement Agent and each person, if any, who controls Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which Placement Agent or such other person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto), or arise out of or are based upon any omission or

alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission from any such documents in reliance upon and in conformity with written information furnished to the Issuer by Placement Agent specifically for use therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

(b) Placement Agent agrees to indemnify and hold harmless the Issuer, its respective directors and officers and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to Placement Agent, but only with reference to information from any such documents in reliance upon and in conformity with written information furnished to the Issuer by Placement Agent specifically for use in the Memorandum or any amendments or supplements thereto. This indemnity agreement will be in addition to any liability which Placement Agent may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the "**indemnified party**") shall promptly notify the person against whom such indemnity may be sought (the "**indemnifying party**") in writing; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 10(a) or 10(b); provided that the failure to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement (unless and only to the extent that such omission results in the loss or compromise of any material rights or defenses by the indemnifying party) and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and payment of all reasonable fees and expenses in connection therewith. Such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have been reasonably advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by Placement Agent and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The indemnifying party shall not be liable for any such settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a financial judgment for the plaintiffs, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party fails to affirmatively grant or deny its consent to any

settlement within 60 days of receiving notice thereof, the indemnifying party shall be deemed to have consented to such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. If the indemnified party fails to affirmatively grant or deny its consent to any settlement within 60 days of receiving notice thereof, the indemnified party shall be deemed to have consented to such settlement.

(d) To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and Placement Agent on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the Issuer on the one hand and of Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and Placement Agent on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuer and the total discounts and commissions received by Placement Agent, in each case as set forth in the Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Issuer on the one hand and of Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Issuer and Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, the Placement Agent shall not be required to contribute any amount in excess of the amount by which it is paid under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Issuer contained in this Agreement shall

remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling Placement Agent or by or on behalf of the Issuer, its officers or directors, or any person controlling the Issuer and (iii) acceptance of and payment for any of the Securities.

11. Term and Termination.

(a) This Agreement shall commence on the date hereof and shall continue until September 30, 2006 (the "**Initial Term**"). At the end of such Initial Term, this Agreement shall terminate unless extended for one or more additional periods of one (1) month each (each, a "**Renewal Term**") by mutual written agreement of the parties. If within twelve (12) full calendar months from the termination date of this Agreement, Issuer and Purchasers that Placement Agent introduced to Issuer enter into a definitive agreement or other binding contractual arrangement relating to terms and conditions of the Offering or any additional purchase of Securities from the Issuer, Issuer shall pay Placement Agent the fees set forth in Section 3 hereof.

(b) Notwithstanding anything to the contrary in Section 11(a) hereof, this Agreement shall be subject to termination in the absolute discretion of Placement Agent, by notice given to the Issuer prior to delivery of and payment for the Securities, or earlier, if (i) any inaccuracy in an Issuer representation or warranty makes it, in Placement Agent's judgment, impracticable or inadvisable to proceed with the Offering, (ii) the Issuer fails or is unable to perform, or gives notice of its intent not to perform, any of its covenants, agreements and obligations hereunder, (iii) Issuer fails to abide by the terms, conditions or obligations set forth in Section 9 in accordance with the provisions of Section 9, or (iv) in the judgment of Placement Agent there shall have occurred any event which has a Material Adverse Effect on the Issuer. Such termination will be without obligation on Placement Agent's part or on the part of the Issuer, except that the Issuer shall be obligated to pay any Placement Fee's due and payable pursuant to Section 3 and to reimburse Expenses of Placement Agent pursuant to Section 4 hereof.

12. Survival of representations, warranties, covenants and agreements.

All representations and warranties, covenants and agreements of Placement Agent and the Issuer contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Placement Agent or any controlling person thereof within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or by or on behalf of the Issuer or any of its respective officers, directors, partners or members or any controlling person thereof within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and will survive delivery of and payment for the Securities. In addition, the provisions of Sections 1(d), 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, and 14 hereof shall survive the delivery of and payment for the Securities or any termination or cancellation of this Agreement, and shall remain in full force and effect.

13. Notices. Any notice required to be given pursuant to this Agreement shall be duly given by sending the same by prepaid first class postage or by facsimile and confirmed, or by delivering the same by hand, to:

Ault Glazer Bodnar Securities LLC: **Digicorp:**

Scott I. Livingston
Chief Compliance Officer and Chief Operating Officer
Ault Glazer Bodnar Securities LLC
1800 Century Park East, Suite 200
Los Angeles, California 90067
Telephone: (310) 895-7778
Facsimile: (310) 895-7779

Jay Rifkin
Chief Executive Officer
Digicorp
4143 Glencoe Avenue
Marina Del Rey, CA 92092
Telephone: (310) 728-1450
Facsimile: (310) 651-9629

With copies to (which shall not constitute notice):
Sutherland Asbill Brennan LLP
Attn: Steve Boehm
1275 Pennsylvania Avenue, NW
Washington, DC 20004

With copies to (which shall not constitute notice):
Sichenzia Ross Friedman Ference LLP
Attn: Marc Ross
1065 Avenues of the Americas
New York, NY 10018

14. Advertising. Placement Agent is not, directly or indirectly authorized by the Issuer to create or use any promotional or explanatory materials in which the Issuer or the Securities are described without the prior written consent of the Issuer as to the form, content and medium of such material. No party shall use any other party's trademarks, service marks, names, logos, symbol or any abbreviation contraction or simulation thereof, whether registered or unregistered, without the prior written consent of such other party, or after written consent therefore has been revoked.

15. Placement Agent Only. In providing services hereunder, Placement Agent shall act solely as agent of the Issuer and not as a principal or member of the Issuer.

16. Successors and Assigns. The Agreement herein set forth has been and is made solely for the benefit of Placement Agent and the Issuer and the controlling persons, directors, officers and employees, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The terms "successors" and "assigns" as used in this Agreement shall not include a purchaser from Placement Agent of any of the Securities as a result of such purchase. The Issuer may not assign this Agreement and may not delegate its duties hereunder.

17. Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

18. Severability. If any section, paragraph or provision of this agreement shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this agreement, other than those sections, paragraphs or provisions which have been so determined invalid or unenforceable to any such extent, shall not be affected thereby, and

each remaining section, paragraph or provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

19. Governing Law; Venue. This Agreement will be governed by and construed in accordance with the law of the State of California without reference to its conflicts of law provisions. Any action, suit or proceeding arising out of or related to this Agreement or any transaction hereunder shall be brought exclusively in federal or state courts in the State of California, which all parties agree is a reasonable venue.

20. Entire Agreement, Amendments, etc. Except as otherwise expressly provided herein, this Agreement (including the annexes, schedules and exhibits attached hereto and which are incorporated hereby into this Agreement) constitutes the entire agreement between the parties with respect to the offering and sale of the Securities and the Transactions, and supersedes all prior arrangements, agreements or understandings with respect thereto, written or oral. This Agreement may be amended or modified only in writing executed by all the parties hereto. Any waiver hereof must be in writing executed by the party entitled to give such waiver to be effective.

21. Counterparts. This Agreement may be signed (including by facsimile) in two or more counterparts, each of which shall constitute an original document and all of which shall constitute one and the same document.

[*Signatures on following page*]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Placement Agreement shall be a valid and binding agreement between the Issuer and Placement Agent.

Very truly yours,

Digicorp

By: [signature]
Name: Jay Rifkin
Title: CEO

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Ault Glazer Bodnar Securities LLC

By: [signature]
Name: Scott Livingston
Title: Chief Operating Officer
Chief Compliance Officer

APPENDIX A

Form of Subscription Agreement